DEBT AMENDMENT

Southridge Partners II, L.P. (the “Holder”) is the holder of outstanding promissory notes issued by AccelPath, Inc. (the “Company”) as outlined in Schedule A (attached), in the aggregate principal amount of $100,000.00 (the “July 2012 Note”), and $40,000.00 (the “February 2012 Note”), respectively (collectively referred to as the “Notes”).

The Holder and the Company now desire to amend certain provisions of each of the February 2012 Note and the July 2012 Note as follows:

(a) The first paragraph of Section 2 of the July 2012 Note is hereby deleted and replaced with the following  and the following is inserted as the second paragraph of the February 2012 Note:

The Holder of the Note is entitled at any time at its option to convert all or a portion of the principal amount of the Note plus accrued interest into shares of Common Stock at a conversion price for each share of Common Stock equal to the Current Market Price multiplied by fifty percent (50%) (the “Conversion Price”). “Current Market Price” means the lowest closing bid price for the Common Stock as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market, for the ten (10) trading days ending on the trading day immediately before the relevant Conversion Date (as defined below).  The amount of shares issuable pursuant to a conversion shall equal the principal amount (or portion thereof) of the Note to be converted, plus accrued interest, divided by the Conversion Price;

(b) the Maturity Dates of the February 2012 Note and the July 2012 Note shall be extended to December 31, 2014.

This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of the law principles thereof.

This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

Dated: April 1, 2013
AccelPath, Inc.	Southridge Partners II, LP

By:	/s/ Shekhar Wadekar	By:	/s/ Steve Hicks
Title:	President	Title:

Schedule A

		Original	Current		Current
		Maturity	Maturity	Original	Balance
Name	Date	Date	Date	Value	Due

Southridge Part II LP	07/18/2012	01/31/2013	12/31/2014	$100,000.00	$103,328.76

Southridge Part II LP	02/10/2012	08/31/2012	12/31/2014	$40,000.00	$49,515.61